EXHIBIT 10.6

                         NORTH PACIFIC CAPITAL CORP.
                        #280-815 West Hastings Street
                          Vancouver, BC  V6C 1B4
                           Phone: (604) 608-2700
                            Fax: (604) 608-8775


September 10, 2001


Advanced Interactive Inc.
718-1350 East Flamingo Road
Las Vegas, Nevada  89119

Attention:  Karim Lakhani

-and-

Advanced Interactive Canada Inc.
2101-1177 West Hastings Street
Vancouver, BC  V6E 2K3

Attention:  Harry K. Davis

Dear Sirs:

Re: License Agreement dated January 1, 2001 (the "License Agreement")

This Settlement Agreement is written to confirm our agreement as follows:

1.  The parties hereto agree that the license agreement dated
January 1, 2001 (the "License Agreement") between Advanced
Interactive Inc. ("AII Nevada"), Advanced Interactive Canada Inc.
("AII Canada") and SchoolWeb Systems Inc. (formerly Alternet
Systems Inc.) ("SchoolWeb") states, in Section 5.1(c), that
SchoolWeb shall issue shares to AII Nevada for the license as follows:

     "Also, in consideration of the license granted, and on execution of this Agreement, Alternet will issue to AII Nevada the greater of 2,000,000 of its common shares, or an amount equal to 25% of Alternet's totally issued and outstanding common shares at the date of execution of this Agreement."

2. The parties hereto agree that the Agreement should have stated that the number of shares to be granted was:

      "Also, in consideration of the license granted, and on execution of this Agreement, Alternet will issue to AII
     Nevada 3,000,000 of its common shares."

3. The parties hereto agree that under the share purchase agreement (the "Share Purchase Agreement") between North Pacific Capital Corp. ("North Pacific") and various parties dated July 2, 2001 which called for the issuance of common shares of North Pacific on a one-for-one basis to shareholders of SchoolWeb to purchase all of the issued and outstanding shares of SchoolWeb, should have (as a result of the correction to the License Agreement described in 2 above) called for the issuance to AII Nevada and AII Canada, collectively, 3,000,000 common shares of North Pacific and not the 2,500,000 which have been issued.

4. The parties hereto agree, upon issuance of an additional 500,000 common shares to AII Nevada and/or AII Canada (the 500,000 common shares of North Pacific to be registered as AII Canada and AII Nevada agree), North Pacific has satisfied any and all obligations to issue common shares to AII Nevada or AII Canada under the Share Purchase Agreement and its subsidiary, SchoolWeb Holdings Inc. (formerly, SchoolWeb Systems Inc.), has satisfied all obligation to issue common shares to AII Nevada or AII Canada under the terms of the License Agreement.

If this accurately describes your understanding of our agreement, please so indicate by signing below and returning a copy of this letter to our offices at (604) 608-8775.

Upon execution hereof, this letter becomes a Settlement Agreement binding upon its terms.

Yours truly,

NORTH PACIFIC CAPITAL CORP.

/s/ Griffin Jones
Griffin Jones, Director

The terms of the Settlement Agreement above are hereby read, understood, acknowledged and accepted by the undersigned effective the 10th day of September, 2001.

ADVANCED INTERACTIVE INC.
By Its Authorized Signatory

/s/ Karim Lakhani
Karim Lakhani, President and Director


ADVANCED INTERACTIVE CANADA INC.
By Its Authorized Signatory

/s/ Harry Davis
Harry Davis, President and Director


SCHOOLWEB HOLDINGS INC.
(formerly SchoolWeb Systems Inc.)
By Its Authorized Signatory

/s/ Michael Dearden
Michael Dearden, Director